EXHIBIT 32
Certification by the Chief Executive Officer and Principal Financial Officer
Relating to a Periodic Report Containing Financial Statements
I, Lon R. Greenberg, Chief Executive Officer, and I, John L. Walsh, Principal Financial Officer, of UGI Corporation, a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:

(1)
The Company’s periodic report on Form 10-Q for the period ended June 30, 2012 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER		PRINCIPAL FINANCIAL OFFICER

/s/ Lon R. Greenberg		/s/ John L. Walsh
Lon R. Greenberg		John L. Walsh

Date:	August 8, 2012	Date:	August 8, 2012